Exhibit 99.1

Joint Filer Information

FORM 4

Other Joint Filers:  Blackstone LR Associates (Cayman) V Ltd. and Blackstone Management Associates (Cayman) V L.P.

Addresses:  c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

Name of designated filer:  Stephen A. Schwarzman

Date of Event Requiring Statement:  January 26, 2010

Issuer Name and Ticker or Trading Symbol:  Orbitz Worldwide, Inc. (OWW)

BLACKSTONE LR ASSOCIATES (CAYMAN) V LTD.

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) V L.P.
By: BLACKSTONE LR ASSOCIATES (CAYMAN) V LTD., as General Partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director